EXHIBIT 2.1



                            REORGANIZATION AGREEMENT



         THIS REORGANIZATION AGREEMENT (the "Agreement") is made and entered into as of the 5th day of June, 1997, by and among First Team Automotive Corp. and the corporations, limited partnerships, trusts and individuals named below. First Team Automotive Corp. (the "COMPANY" or "FTAC"), is a Delaware corporation. Serra Investments, Inc. is a Michigan corporation. Higginbotham Family Limited Partnership, L.P. is a Georgia Limited Partnership. All other corporations and limited partnerships named below are organized under the laws of Florida.

                                        LIMITED
      CORPORATIONS                    PARTNERSHIPS                    TRUSTS                 INDIVIDUALS
      ------------                    ------------                    ------                 -----------

Mealey Holdings, Inc.            First Team Imports, Ltd.     Donald C. Mealey Trust      Donald C. Mealey
First Team Management, Inc.      Colonial Imports, Ltd.         for Jay Donald Mealey     W. Warner Peacock
Don Mealey Imports, Inc.         First Team Cadillac-         Donald C. Mealey Trust      H. Carver Reeves
Colonial Imports, Inc.             Oldsmobile, Ltd.             for Robert Glen Mealey    Thomas M.  Downing
Don Mealey Infiniti, Inc.        First Team Infiniti, Ltd.    Donald C. Mealey Trust      Whitney S. Gilman
Don Mealey Chevrolet, Inc.       First Team Ford, Ltd.          for Mark David Mealey     Peter L. Wilson
Chevrolet World, Inc.            First Team Ford              Donald C. Mealey Trust      M. Douglas Etheridge
Don Mealey Oldsmobile, Inc.       of Manatee, Ltd.              for Kevin Charles Mealey  Clarence O. Kearce
Serra Investments, Inc.          First Team Jeep Eagle,                                   Kevin C. Mealey
                                   Chrysler Plymouth, Ltd.                                Mark D. Mealey
                                 Higginbotham Family                                      Jay D. Mealey
                                   Limited Partnership, L.P.                              Robert G. Mealey





                                    RECITALS

         1. FTAC has no outstanding capital stock. The common stock of FTAC, par value $.01 per share (the "FTAC Shares"), will be issued in accordance with this Reorganization Agreement. Each of the parties hereto who will be issued FTAC Shares pursuant to this Agreement is hereinafter referred to as a "Shareholder" and all such parties are collectively referred herein to as the "Shareholders."

         B. The purpose of this Agreement is to set forth a procedure for the reorganization (the "Reorganization") of certain of the corporations and partnerships which are parties hereto so that, after the Reorganization (1) FTAC and its wholly-owned subsidiaries will own all of the Operating Assets (as defined below) of the automobile dealerships (the "Dealerships") described in Recitals "G" through "P"; (2) the land and improvements used by the Dealerships will be owned by other parties; and (3) FTAC will issue shares of its common stock to the Shareholders in exchange for the Shareholders' interests in the Operating Assets of the Dealerships. This Agreement is intended to constitute a Plan of Share Exchange, pursuant to F.S. ss. 607.1102, and has been unanimously approved as such by the parties hereto. In addition, the transfers and exchanges contemplated herein are intended to qualify as pursuant to Internal Revenue Code ("Code") Sec. 351 and the regulations thereunder.

         C. The issued and outstanding common stock of Mealey Holdings, Inc., is owned by Donald C. Mealey. M. Douglas Etheridge, W. Warner Peacock, H. Carver Reeves, Thomas M. Downing, Whitney S. Gilman, and Peter L. Wilson each own options to purchase common stock in Mealey Holdings, Inc.

         D. Donald C. Mealey owns 100% of the outstanding capital stock of First Team Management, Inc.; Don Mealey Imports, Inc.; Colonial Imports, Inc.; Don Mealey Infiniti, Inc.; Dealership Accounting Services, Inc.; and Driver's Mart of Central Florida, Inc.

         E. The issued and outstanding capital stock of Don Mealey Chevrolet, Inc. is owned in the following percentages: Donald C. Mealey 70%; Kevin C. Mealey, 10%; Donald C. Mealey Trust for Jay Donald Mealey, 5%; Donald C. Mealey Trust for Robert Glen Mealey, 5%; Donald C. Mealey Trust for Mark David Mealey, 5%; Donald C. Mealey Trust for Kevin Charles Mealey, 5%. Don Mealey Chevrolet, Inc. owns the dealership known as "Don Mealey Chevrolet."

         F. The issued and outstanding stock of Don Mealey Oldsmobile, Inc. is held in the following percentages: Donald C. Mealey, 70%; Kevin C. Mealey, 15%; Jay David Mealey, 5%; Robert Glen Mealey, 5%; and Mark David Mealey, 5%. Don Mealey Oldsmobile, Inc. owns the dealership known as "Don Mealey Oldsmobile."

         G. The issued and outstanding stock of Chevrolet World, Inc. is owned in the following percentages: Donald C. Mealey, 65%; Clarence O. Kearce, 35%. Chevrolet World, Inc. owns the dealership known as "World Chevrolet."

         H. The issued and outstanding stock of Tallahassee Auto Group, Inc. ("TAG") is owned in the following percentages: First Team Management, Inc., 37 1/2%; Higginbotham Family Limited Partnership, L.P., 25%; Serra Investments, Inc., 37 1/2%. TAG owns, through wholly-owned subsidiaries, the dealerships known as "Tallahassee Ford," "Tallahassee Chrysler-Plymouth" and "Tallahassee Mitsubishi."

         I. On or before the Reorganization Closing (as defined below), Mealey Holdings, Inc. will own (i) 100% of the outstanding capital stock of Cook-Whitehead Ford, Inc, and a corporation to be formed and named "First Team Jeep Eagle, Chrysler Plymouth Inc." Cook-Whitehead Ford, Inc. owns the dealership known as "Cook-Whitehead Ford."

         J. First Team Imports, Ltd. owns the dealership known as "Don Mealey Acura," and has a corporate general partner, and Class B and Class A limited partnership interests. First Team Management, Inc. is the sole general partner and holds a 1% Class A general partnership interest and a 1% Class B general partnership interest. Dealership Properties, Ltd., a Florida limited partnership, holds a 99% Class A limited partnership interest. W. Warner Peacock holds a 5% Class B limited partnership interest. Don Mealey Imports, Inc. holds a 94% Class B limited partnership interest. H. Carver Reeves holds an option to purchase a 15% Class
B partnership interest.

         K. Colonial Imports, Ltd. owns the dealership known as "Don Mealey Mitsubishi," and has a corporate general partner, and Class B and Class A limited partnership interests. First Team Management, Inc. is the sole general partner and holds a 1% Class A general partnership interest and a 1% Class B general partnership interest. Thomas M. Downing holds a 15% Class B limited partnership interest. W. Warner Peacock holds a 5% Class B limited partnership interest. Colonial Imports, Inc. holds a 79% Class B limited partnership interest. Dealership Properties, Ltd. holds a 99% Class A limited partnership interest.

         L. First Team Cadillac-Oldsmobile, Ltd. owns the dealership known as "Don Mealey Cadillac-Oldsmobile," and has a corporate general partner, and Class A and Class B limited partnership interests. First Team Management, Inc. is the sole general partner and holds a 1% Class A general partnership interest and a 1% Class B general partnership interest. Whitney S. Gilman holds a 6% Class B limited partnership interest. W. Warner Peacock holds a 5% Class B limited partnership interest. Mealey Holdings, Inc. holds an 88% Class B limited partnership interest. Dealership Properties, Ltd. holds a 99% Class A limited partnership interest.

         M. First Team Infiniti, Ltd. owns the dealership known as "Don Mealey Infiniti," and has a corporate general partner, and Class A and Class B limited partnership interests. First Team Management, Inc. is the sole general partner, holds a 30% Class A general partnership interest and holds a 1% Class B general partnership interest. Peter Wilson holds a 15% Class B limited partnership interest. W. Warner Peacock holds a 5% Class B limited partnership interest. Don Mealey Infiniti, Inc. holds a 79% Class B limited partnership interest. Dealership Properties, Ltd. holds a 70% Class A limited partnership interest.

         N. First Team Ford, Ltd. owns the dealership known as "Don Mealey's Seminole Ford," and has a corporate general partner, and only one class of limited partnership interest. First Team Management, Inc. is the sole general partner and holds a 1% general partnership interest in the partnership. Mealey Holdings, Inc. holds a 46% limited partnership interest. M. Douglas Etheridge holds a 3% limited partnership interest. Seminole Ford, Inc. holds a 50% limited partnership interest.

         O. On or before the Reorganization Closing, (i) First Team Jeep-Eagle, Chrysler- Plymouth, Ltd. will own the dealership known as "Royal Jeep-Eagle Chrysler-Plymouth," and will have a corporate general partner, and only one class of limited partnership interests; (ii) First Team Management, Inc. will be the sole general partner, and will own a 1% general partnership interest and Mealey Holdings, Inc. will own a 50% limited partnership interest; and (iii) First Team Jeep- Eagle Chrysler-Plymouth, Inc. will own a 49% limited partnership interest.

         P. On or before the Reorganization Closing (i) First Team Ford of Manatee, Ltd. will own the dealership known as "Bill Graham Ford," and will have a corporate general partner, and Class A and Class B limited partnership interests; (ii) First Team Management, Inc. will be the sole general partner and will own a 1% Class A general partnership interest and a 1% Class B general partnership interest; (iii) Mealey Holdings, Inc. will own a 49% Class B limited partnership interest in First Team Ford of Manatee, Ltd.; (iv) Bill Graham Ford Co. will hold a 50% Class B limited partnership interest; and
(v) Dealership Properties, Ltd. will own 99% of the Class A limited partnership interests.

         Q. With respect to certain limited partnerships described herein, which own automobile dealerships and have outstanding Class A and Class B limited partnership interests, the Class A interests represent the right to own the dealership's land and improvements, and the Class B interests represent the right to own the dealership's Operating Assets.

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. OVERVIEW. The above stated recitals are true and correct as of the date of this Reorganization Agreement. This Reorganization Agreement sets forth a series of stages or steps which collectively must be taken in order to effect the Reorganization. References shall be made to each stage, or step, in the order it shall occur, and each step or stage must be completed prior to the following step or stage.

         2. STAGE ONE - EXERCISE OF OPTIONS. Each of the persons listed in the Recitals hereto, as holders of options (the "Options") to acquire stock or partnership interests (each an "Optionee" and collectively the "Optionees"), hereby exercises his Option effective immediately. Each Optionee agrees to execute and deliver such additional exercise notices, promissory notes and other documentation as may be reasonably requested by counsel to FTAC to effect the exercise of the Options, and to pay the exercise price thereof, in accordance with this Agreement and the terms of the Options.

         3. STAGE TWO.

                  3.1 W. Warner Peacock shall transfer to FTAC all rights, title and interest he may hold in (i) First Team Imports, Ltd., Colonial Imports, Ltd., First Team Cadillac-Oldsmobile, Ltd., and First Team Infiniti, Ltd., including without limitation his Class B limited partnership interests in such partnerships; and (ii) Mealey Holdings, Inc., including any stock or stock options held by him.

                  3.2 H. Carver Reeves shall transfer to FTAC all rights, title and interest he may hold in (i) First Team Imports, Ltd., including without limitation his Class B limited partnership interests in such partnership; and
(ii) Mealey Holdings, Inc., including any stock or stock options held by him.

                  3.3 Thomas M. Downing shall transfer to FTAC all rights, title and interest he may hold in (i) Colonial Imports, Ltd., including, without limitation, Class B limited partnership interests; and (ii) Mealey Holdings, Inc., including, without limitation, stock or stock options.

                  3.4 Whitney S. Gilman shall transfer to FTAC all rights, title and interest that he may hold in (i) First Team Cadillac-Oldsmobile, Ltd. including without limitation, all Class B limited partnership interests; and
(ii) Mealey Holdings, Inc., including, without limitation, stock or stock options.

                  3.5 Peter L. Wilson shall transfer to FTAC all rights, title and interest he may hold in (i) First Team Infiniti, Ltd., including, without limitation, any Class B limited partnership interests; and (ii) Mealey Holdings, Inc., including, without limitation, stock or stock options.

                  3.6 M. Douglas Etheridge shall transfer to FTAC all right, title, and interest he may hold in (i) First Team Ford, Ltd., including, without limitation, his limited partnership interest; and (ii) Mealey Holdings, Inc., including, without limitation, stock or stock options.

                  3.7 Donald C. Mealey shall transfer to FTAC all of his rights, title and interest in the following corporations, including without limitation all capital stock: Mealey Holdings, Inc., Don Mealey Imports, Inc., Colonial Imports, Inc., Don Mealey Infiniti, Inc., Don Mealey Chevrolet, Inc., Chevrolet World , Inc., First Team Management, Inc., Dealership Accounting Services, Inc., Don Mealey Oldsmobile, Inc., and Driver's Mart of Central Florida, Inc.

                  3.8 Clarence O. Kearce shall transfer to FTAC all rights, title and interest he may hold in Chevrolet World, Inc., including without limitation any capital stock in such corporation.

                  3.9 Kevin C. Mealey shall transfer to FTAC all rights, title and interest he may hold in Don Mealey Chevrolet, Inc. and Don Mealey Oldsmobile, Inc., including without limitation any capital stock in such corporations.

                  3.10 Donald C. Mealey Trust for Jay Donald Mealey, Donald C. Mealey Trust for Robert Glen Mealey, Donald C. Mealey Trust for Mark Donald Mealey, and Donald C. Mealey Trust for Kevin Charles Mealey, shall transfer or cause to be transferred to FTAC all of their rights, title and interest in Don Mealey Chevrolet, Inc.; Mark D. Mealey, Robert G. Mealey and Jay Donald Mealey shall transfer or cause to be transferred to FTAC all of their rights, title and interest in Don Mealey Oldsmobile, Inc., including without limitation any capital stock in such corporation.

                  3.11 Higginbotham Family Limited Partnership, L.P. shall transfer to FTAC all rights, title and interest it may hold in TAG, including without limitation any capital stock in such corporation.

                  3.12 First Team Management, Inc. shall transfer to FTAC all rights, title and interest it may hold in TAG, including without limitation any capital stock in such corporation.

                  3.13 Serra Investments, Inc. shall transfer to FTAC all its rights, title and interest it may hold in TAG, including without limitation any capital stock in such corporation.

                  3.14 In exchange for the interests transferred pursuant to this Section 3, the Shareholders shall receive FTAC Shares in the amounts set forth opposite their respective names on Schedule "A". From and after the transfers contemplated by this Section 3, FTAC and its wholly-owned subsidiaries will own (a) 100% of the limited partnership interests in First Team Ford, Ltd. and First Team Jeep-Eagle Chrysler-Plymouth, Ltd.; (b) 100% of the Class B limited partnership interests in the partnerships listed in Schedule "B" hereto; and (c) 100% of the outstanding capital stock of TAG and the corporations listed in Section 3.7 above.

         4. STAGE THREE - DISTRIBUTION OF PARTNERSHIP INTERESTS BY FIRST TEAM AUTOMOTIVE CORP.

                  4.1 FTAC shall contribute or cause to be contributed to its subsidiary, Don Mealey Imports, Inc., all of Class B partnership interests in First Team Imports, Ltd.

                  4.2 FTAC shall contribute or cause to be contributed to its subsidiary, Colonial Imports, Inc., all of its Class B partnership interests in Colonial Imports, Ltd.

                  4.3 FTAC shall contribute or cause to be contributed to its subsidiary, Don Mealey Infiniti, Inc., all of its Class B partnership interests in First Team Infiniti, Ltd.

                  4.4 FTAC shall contribute or cause to be contributed to its subsidiary, First Team Cadillac-Oldsmobile, Inc., all of its Class B partnership interests in First Team Cadillac-Oldsmobile, Ltd.

                  4.5 FTAC shall contribute or cause to be contributed to its subsidiary, Seminole Ford, Inc., all of its limited partnership interests in First Team Ford, Ltd.

                  4.6 FTAC shall contribute or cause to be contributed to its subsidiary, Bill Graham Ford Co., all of its limited partnership interest in First Team Ford of Manatee, Ltd.

         5. STAGE FOUR - FIRST TEAM MANAGEMENT, INC.. First Team Management, Inc. is the owner and holder of the remaining Class B partnership interests (the "Remaining Interests") in certain partnerships which own dealership assets and are listed below. First Team Management, Inc. shall transfer all of the Remaining Interests to the following subsidiaries of FTAC, as set forth below.

                  5.1 First Team Management, Inc. shall transfer all of its Class B partnership interests in First Team Imports, Ltd. to Don Mealey Imports, Inc.

                  5.2 First Team Management, Inc. shall transfer all of its Class B partnership interests in Colonial Imports, Ltd. to Colonial Imports, Inc.

                  5.3 First Team Management, Inc. shall transfer all of its Class B partnership interests in First Team Infiniti, Ltd. to Don Mealey Infiniti, Inc.

                  5.4 First Team Management, Inc. shall transfer all of its Class B partnership interests in First Team Cadillac-Oldsmobile, Ltd. to First Team Cadillac-Oldsmobile, Inc.

                  5.5 First Team Management, Inc. shall transfer all of its partnership interests in First Team Ford, Ltd. to Seminole Ford, Inc.

                  5.6 First Team Management, Inc., shall transfer all of its Class B partnership interest in First Team Ford of Manatee, Ltd. to Bill Graham Ford Co.

                  5.7 First Team Management, Inc. shall transfer all of its partnership interests in First Team Jeep Eagle Chrysler-Plymouth Ltd. to First Team Jeep-Eagle Chrysler-Plymouth, Inc.

         6. STAGE FIVE. Prior to Closing, and in any case prior to the termination of First Team Management Inc.'s Subchapter "S" election, First Team Management, Inc. shall make the following transfers to Mealey Real Estate, Inc., a Florida corporation ("MRE"), which shall be formed and owned by Donald C.
Mealey:

                  6.1 First Team Management, Inc. shall transfer to MRE its 1% Class A general partnership interest in Dealership Properties, Ltd.

                  6.2 First Team Management, Inc. shall transfer to MRE its 1% Class A general partnership interest in First Team Ford of Manatee, Ltd.

                  6.3 First Team Management, Inc. shall transfer to MRE its Class A general partnership interests in First Team Infiniti, Ltd., First Team Cadillac-Oldsmobile, Ltd., Colonial Imports, Ltd., and First Team Imports, Ltd.

         7. STAGE SIX. Mealey Holdings, Inc. shall transfer all of its limited partnership interests as follows:

                  7.1 Mealey Holdings, Inc. shall transfer its Class B limited partnership interests in First Team Cadillac-Oldsmobile, Ltd. to First Team Cadillac-Oldsmobile, Inc.

                  7.2 Mealey Holdings, Inc. shall transfer its limited partnership interests in First Team Ford, Ltd. to Seminole Ford, Inc.

                  7.3 Mealey Holdings, Inc. shall transfer its limited partnership interests in First Team Jeep-Eagle Chrysler-Plymouth, Ltd. to First Team Jeep-Eagle Chrysler-Plymouth, Inc.

                  7.4 Mealey Holdings, Inc. shall transfer its Class B limited partnership interests in First Team Ford of Manatee, Ltd. to Bill Graham Ford Co.

         8. STAGE SEVEN. Mealey Holdings, Inc. shall be liquidated pursuant to Code Sec. 332, and as a liquidating distribution, shall transfer to FTAC, all of the stock that Mealey Holdings, Inc. has received pursuant to this Reorganization Agreement and all rights, title, and interest it may hold in Cook-Whitehead Ford, Inc.

         9. STAGE EIGHT.

                  9.1 After giving effect to the transactions contemplated by Stages One through Seven, (i) FTAC shall own 100% of the outstanding capital stock of the corporations listed in Column A below (the "Column A
Subsidiaries"); (ii) each such corporation shall own limited partnership interests (the "Dealership Interests") in the limited partnerships (the "Dealership Partnerships") shown opposite its name below; and (iii) the Dealership Interests represent the ownership rights to the dealership Operating Assets (defined below) owned by the Dealership Partnerships.

     COLUMN A                                        COLUMN B
   SUBSIDIARIES                               DEALERSHIP PARTNERSHIPS
   ------------                               -----------------------

Don Mealey Imports, Inc.                   First Team Imports, Ltd.
Colonial Imports, Inc.                     Colonial Imports, Ltd.
First Team Cadillac-Oldsmobile, Inc.       First Team Cadillac-Oldsmobile, Ltd.
Don Mealey Infiniti, Inc.                  First Team Infiniti, Ltd.
Bill Graham Ford Co.                       First Team Ford of Manatee, Ltd.
Seminole Ford, Inc.                        First Team Ford, Ltd.
First Team Jeep-Eagle                      First Team Jeep-Eagle
   Chrysler-Plymouth, Inc.                    Chrysler-Plymouth, Ltd.

                  9.2 The Dealership Partnerships shall acquire and redeem the Dealership Interests owned by the Column A Subsidiaries, and in consideration therefor shall distribute to each Column A Subsidiary the Operating Assets of the Dealership Partnership in which such corporation owned a Dealership Interest. As used herein, the "Operating Assets" of a dealership means all of the dealership assets, tangible or intangible, including without limitation the dealer agreement, inventory, parts, supplies, accounts receivable, dealership name, and goodwill; BUT EXCLUDING the dealership's land and the improvements thereon.

         10. CONCLUSION. From and after giving effect to the transactions contemplated by Stages One through Seven, FTAC shall own all of the outstanding capital stock of the corporations listed below (the "FTAC Subsidiaries") and each of such subsidiaries will own the Operating Assets of the dealership set forth opposite its name below:



    FTAC SUBSIDIARY                                          DEALERSHIP
------------------------------------                   -------------------------------

Don Mealey Imports, Inc.                               Don Mealey Acura
Colonial Imports, Inc.                                 Don Mealey Mitsubishi
Don Mealey Infiniti, Inc.                              Don Mealey Infiniti
Don Mealey Chevrolet, Inc.                             Don Mealey Chevrolet
Don Mealey Oldsmobile, Inc.                            Don Mealey Oldsmobile
Chevrolet World, Inc.                                  World Chevrolet
Tallahassee Auto Group, Inc.
         Tallahassee Motors, Inc.(1)                   Tallahassee Ford
         Tallahassee Chrysler-Plymouth, Inc.(1)        Tallahassee Chrysler-Plymouth
         Tallahassee Imports, Inc.(1)                  Tallahassee Mitsubishi
First Team Cadillac-Oldsmobile, Inc.                   Don Mealey Cadillac-Oldsmobile
Dealership Accounting Services, Inc.(2)
Bill Graham Ford Co.                                   Bill Graham Ford
Seminole Ford, Inc.                                    Don Mealey's Seminole Ford
First Team Jeep Eagle, Chrysler- Plymouth, Inc         Royal Jeep-Eagle Chrysler-Plymouth
Cook-Whitehead Ford, Inc.                              Cook-Whitehead Ford
First Team Management, Inc.(2)
Driver's Mart of Central Florida, Inc.                 Driver's Mart


------------
(1)      These companies are wholly owned subsidiaries of Tallahassee Auto
         Group, Inc.
(2)      This company does not own a dealership.

         11. CLOSING AND EFFECTIVE DATE. The transactions contemplated hereby shall be consummated at a closing (the "Reorganization Closing") to be held on the same date as the closing ("IPO Closing") for the sale of FTAC's common stock to the public (the "IPO") pursuant to an effective Registration Statement filed under the Securities Act of 1933. Notwithstanding anything to the contrary contained in this Agreement, (i) it shall be a condition precedent to the parties' obligations to consummate the Reorganization Closing that the IPO Closing be consummated on the same date as the Reorganization Closing; (ii) if the IPO Closing has not been consummated by November 15, 1997, this Agreement shall terminate and the parties shall be released from all obligations hereunder; and (iii) if the Reorganization Closing is consummated, (A) the component transactions thereof shall be deemed to have occurred in the same order as the stages set forth in this Agreement, and (B) the Reorganization Closing shall be deemed to have occurred, and been completed, prior to the IPO Closing.

         12.      INVESTMENT REPRESENTATION.

                  12.1 SHARES. Each of the Shareholders hereby represents and warrants to the other parties hereto as follows:

                           (i) The Shareholder is knowledgeable and experienced
in financial and business matters generally (and specifically in the business of automotive retailing) and is capable of evaluating the merits and risks of an investment in the FTAC Shares.

                           (ii) The Shareholder hereby acknowledges that FTAC
has made available to the Shareholder prior to any investment in the FTAC Shares all information reasonably necessary to enable the Shareholder to evaluate the risks and merits of an investment in FTAC. Without limiting the generality of the foregoing, the Shareholder has reviewed the Registration Statement to be filed by FTAC with the Securities and Exchange Commission.

                           (iii) The FTAC Shares are being acquired for the
Shareholder's own account for investment only and not with a view to or for sale, resale, distribution, or fractionalization. The Shareholder will not resell, offer to resell or otherwise transfer any FTAC Shares except in accordance with the terms hereof, in compliance with all applicable securities laws, and in accordance with the terms of the Underwriting Agreement (the "Underwriting Agreement") to be entered into by FTAC and the Shareholders in connection with IPO. Without limiting the generality of the foregoing, the Underwriting Agreement shall prohibit sales of, or offers to sell, the Shareholders' FTAC Shares for 180 days after the IPO Closing.

                           (iv) The Shareholder understands that the FTAC Shares
have not been registered pursuant to the provisions of federal and applicable state securities laws and the proposed purchase of the FTAC Shares is taking place in a transaction not involving any public offering.

                           (v) The Shareholder understands that he has the
right, under Florida securities laws, to cancel and void a purchase of the FTAC Shares within three days after the first tender of consideration (which tender occurred on the date Shareholder executed and delivered to FTAC assignments of the respective capital stock or partnership interests assigned to FTAC pursuant to paragraph 3 of this Agreement).

                           (vi) Shareholder understands that FTAC will place a
legend on the certificates evidencing the FTAC Shares stating that the FTAC Shares have not been registered under the Act and setting forth or referring to the restrictions on the transferability and sale of the FTAC Shares as set forth herein.

                  12.2 OPTIONS. Each Optionee hereby repeats and restates the representations and warranties set forth in Section 12.1 with respect to the securities being acquired by such Optionee in connection with the exercise of his Option.

         13. SALES IN THE IPO.

                  13.1 Shareholders understand and agree that if the underwriters exercise their over-allotment option in the IPO, each of the Shareholders will receive the opportunity to sell a portion of his FTAC Shares in the IPO. The number of shares which may be sold by each Shareholder shall be determined on a pro-rata basis, based on Shareholders' relative ownership interests in the total

FTAC Shares outstanding. Each Shareholder electing to sell shares in the IPO shall sign such agreements, certificates and other documents as may be reasonably requested by the underwriters or FTAC's counsel in order to sell shares in the IPO.

                  13.2 To the extent any Optionee sells FTAC Shares in the IPO, and such Optionee is indebted to any of the corporations or partnerships listed in the Recitals hereto for the exercise price payable pursuant to his Option, FTAC shall be authorized to apply such Optionee's proceeds from the sale of his FTAC Shares to the payment of all amounts due under the Option. Each Optionee shall sign such assignments, certificates and other documents as may be reasonably requested by counsel for FTAC to give effect to the foregoing provisions.

         14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein shall survive the execution of this Agreement and the consummation of transactions contemplated herein.

         15. ISSUANCE OF ADDITIONAL FTAC SHARES. The Shareholders acknowledge and agree that in connection with the acquisitions of Bill Graham Ford Co., Seminole Ford, Inc. and Cook-Whitehead Ford, Inc. FTAC has agreed to issue shares of its Common Stock having a value (based on the final IPO price) equal to approximately $2,300,000, $5,520,000, and $1,000,000, respectively. Such FTAC Shares shall be in addition to the FTAC Shares listed in Schedule "A" hereto and shall dilute the interests of all Shareholders on a pro rata basis.

         16. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective personal representatives, heirs, spouses, beneficiaries, successors and permitted assigns. No party to this Agreement may assign its rights or obligations hereunder without prior written consent of all other parties hereto.

         17. COMPLETE AGREEMENT; MODIFICATION. This Agreement and the related documents attached hereto as Schedules or Exhibits constitute the complete understanding between the parties with respect to the subject matter hereof. Neither this Agreement nor any such related document may be amended or modified except by written instrument executed by the parties hereto.

         18. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida. In the event any legal or equitable action arising under the Agreement, the parties hereto agree that the jurisdiction and venue of such action shall lie exclusively in the state courts of Florida, located in Orange County, Florida or the United States District Court for the Middle District of Florida, Orlando Division, and the parties specifically waive any other jurisdiction and venue.

         19. FURTHER ACTIONS. Each party to this Agreement shall take such further actions, and execute, file, record, publish and deliver such additional certificates, instruments, agreements or other documents, as the other party or parties may from time to time reasonably request, in order to effectuate the transfers contemplated hereby, or otherwise accomplish the purposes of this Agreement.

         20. COUNTERPARTS. This Agreement (i) may be executed in several counterparts, each of which shall be deemed in original, but all of which shall constitute only one instrument; and (ii) shall be deemed to have been validly accepted by a party by transmitting a signed signature page to FTAC or its counsel by telecopier or any other means permitted by law.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first provided above.


                                MEALEY HOLDINGS, INC., a Florida
                                corporation


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President



                                FIRST TEAM MANAGEMENT, INC., a Florida
                                corporation


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President


                                TALLAHASSEE AUTO GROUP, INC.


                                By:
                                   ------------------------------------------
                                        Richard L. Higginbotham, President


                                DON MEALEY IMPORTS, INC., a Florida
                                corporation


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President


                                COLONIAL IMPORTS, INC., a Florida
                                corporation


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President

                                DON MEALEY INFINITI, INC., a Florida
                                corporation


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President


                                DON MEALEY CHEVROLET, INC., a Florida
                                corporation


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President


                                CHEVROLET WORLD, INC., a Florida
                                corporation, d/b/a WORLD CHEVROLET/GEO


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, Vice President


                                DON MEALEY OLDSMOBILE, INC., a Florida
                                corporation


                                By:
                                   ------------------------------------------
                                      Donald C.  Mealey, President


                                FIRST TEAM CADILLAC-OLDSMOBILE,
                                INC., a Florida corporation


                                By:
                                   ------------------------------------------
                                       Donald C.  Mealey, President

                                SERRA INVESTMENTS, INC.


                                By:
                                   ------------------------------------------
                                        Albert M.  Serra, President


                                FIRST TEAM IMPORTS, LTD., a Florida limited partnership, d/b/a DON MEALEY ACURA, by its general partner, First Team Management, Inc.


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President


                                COLONIAL IMPORTS, LTD., a Florida limited partnership, d/b/a DON MEALEY MITSUBISHI, by its general partner, First Team Management, Inc.


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President


                                FIRST TEAM CADILLAC-OLDSMOBILE, LTD., a Florida limited partnership, d/b/a DON MEALEY CADILLAC-OLDSMOBILE, by its general partner, First Team Management, Inc.


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President

                                FIRST TEAM INFINITI, LTD, a Florida limited partnership, d/b/a DON MEALEY INFINITI, by its general partner, First Team Management, Inc.


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President


                                FIRST TEAM FORD, LTD., a Florida limited partnership, d/b/a DON MEALEY'S SEMINOLE FORD, by its general partner, First Team Management, Inc.


                                By:
                                   ------------------------------------------
                                        Donald C.  Mealey, President


                                ---------------------------------------------
                                DONALD C. MEALEY


                                ---------------------------------------------
                                W. WARNER PEACOCK


                                ---------------------------------------------
                                H. CARVER REEVES


                                ---------------------------------------------
                                THOMAS M. DOWNING


                                ---------------------------------------------
                                WHITNEY S. GILMAN


                                ---------------------------------------------
                                PETER L. WILSON


                                ---------------------------------------------
                                M. DOUGLAS ETHERIDGE

                                ---------------------------------------------
                                CLARENCE O. KEARCE


                                ---------------------------------------------
                                KEVIN C. MEALEY


                                ---------------------------------------------
                                ROBERT G. MEALEY


                                ---------------------------------------------
                                JAY DONALD MEALEY


                                ---------------------------------------------
                                MARK D. MEALEY


                                ---------------------------------------------
                                DONALD C. MEALEY TRUST FOR JAY
                                DONALD MEALEY


                                By:
                                   ------------------------------------------
                                     Jay Donald Mealey, as Co-Trustee


                                and by:
                                       --------------------------------------
                                       Elizabeth Janet Mealey, as Co-Trustee


                                DONALD C. MEALEY TRUST FOR ROBERT
                                GLEN MEALEY


                                By:
                                   ------------------------------------------
                                     Robert Glen Mealey, as Co-Trustee


                                and by:
                                        -------------------------------------
                                        Elizabeth Janet Mealey, as Co-Trustee

                                DONALD C. MEALEY TRUST FOR MARK
                                DAVID MEALEY


                                By:
                                   ------------------------------------------
                                     Mark David Mealey, as Co-Trustee


                                and by:__________________________________
                                   ------------------------------------------
                                        Elizabeth Janet Mealey, as Co-Trustee


                                DONALD C. MEALEY TRUST FOR KEVIN
                                CHARLES MEALEY


                                By:
                                   ------------------------------------------
                                     Kevin Charles Mealey, as Co-Trustee


                                and by:
                                   ------------------------------------------
                                        Elizabeth Janet Mealey, as Co-Trustee


                                HIGGINBOTHAM FAMILY LIMITED
                                PARTNERSHIP, L.P.


                                By:
                                   ------------------------------------------
                                      Richard L. Higginbotham, General Partner

                                  SCHEDULE "A"
                           TO REORGANIZATION AGREEMENT


FTAC SHAREHOLDER                                        NUMBER OF FTAC
----------------                                            SHARES
                                                            ------

Thomas M. Downing                                           50,000

M. Douglas Etheridge                                        75,000

Whitney S. Gilman                                           50,000

Higginbotham Family Limited Partnership, L.P.              290,000

Clarence O. Kearce                                         254,000

Donald C. Mealey*                                        2,700,301

W. Warner Peacock                                          254,000

H. Carver Reeves                                            40,000

Serra Investments, Inc.                                    340,000

Peter L. Wilson                                             50,000

* Includes shares issued to Donald C. Mealey and to Donald C. Mealey Trust for Jay Donald Mealey, Donald C. Mealey Trust for Robert Glen Mealey, Donald C. Mealey Trust for Mark David Mealey, Donald C. Mealey Trust for Kevin Charles Mealey, Kevin C. Mealey, Robert G. Mealey, Jay Donald Mealey and Mark D. Mealy.

                                  SCHEDULE "B"
                           TO REORGANIZATION AGREEMENT




First Team Imports, Ltd.

Colonial Imports, Ltd.

First Team Cadillac-Oldsmobile, Ltd.

First Team Infiniti, Ltd.

First Team Ford, Ltd.

First Team Ford of Manatee, Ltd.